UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 21, 2020 (July 20, 2020)

Date of Report (Date of earliest event reported)

CAESARS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

Caesars Entertainment Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

At 11:01 a.m. New York City time (the “Effective Time”) on July 20, 2020 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of June 24, 2019 (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 15, 2019, the “Merger Agreement”), by and among Eldorado Resorts, Inc., a Nevada corporation (“New Caesars”), Caesars Entertainment Corporation, a Delaware corporation (the “Company”), and Colt Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of New Caesars (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of New Caesars. At the Effective Time, the Company changed its name to “Caesars Holdings, Inc.” Promptly after the Effective Time, New Caesars converted into a Delaware corporation and changed its name to “Caesars Entertainment, Inc.” In addition, effective as of July 21, 2020, New Caesars’ ticker symbol on the NASDAQ Stock Market (“NASDAQ”) is changed from “ERI” to “CZR”.

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes Supplemental Indenture

On July 20, 2020, the Company, New Caesars and Delaware Trust Company, as trustee (the “Convertible Notes Trustee”), entered into the Second Supplemental Indenture, dated as of July 20, 2020 (the “Second Supplemental Indenture”), to the indenture, dated as of October 6, 2017 (the “Base Indenture”), as amended by that certain First Supplemental Indenture, dated as of November 27, 2019 (the “First Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Convertible Notes Indenture”), by and between the Company and the Convertible Notes Trustee, relating to the Company’s 5.00% Convertible Senior Notes due 2024 (the “Convertible Notes”).

As a result of the Merger, and pursuant to the Second Supplemental Indenture, the Convertible Notes are no longer convertible into shares of common stock, par value $0.01 per share, of the Company (“Former Caesars Common Stock”). Instead, for each share of Former Caesars Common Stock into which such Convertible Notes were convertible immediately prior to the Merger, such Convertible Notes will be convertible into the weighted average per share of Former Caesars Common Stock of the amount of cash and number of shares of common stock, par value $0.00001 per share, of New Caesars (“New Caesars Common Stock”) received as consideration in the Merger by holders of Former Caesars Common Stock that affirmatively made an election with respect to the Cash Election Consideration (as defined below) or the Stock Election Consideration (as defined below).

In addition, pursuant to the Second Supplemental Indenture, New Caesars irrevocably and unconditionally guaranteed, on a senior unsecured basis, the full and punctual payment of all amounts payable by the Company due under the Convertible Notes Indenture.

The foregoing descriptions of the Convertible Notes Indenture and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

New Supplemental Indentures

As previously disclosed by New Caesars in its Current Report on Form 8-K filed on July 7, 2020 with the U.S. Securities and Exchange Commission (the “SEC”), on July 6, 2020, Merger Sub issued (i) $3.4 billion aggregate principal amount of 6.250% Senior Secured Notes due 2025 (the “2025 Secured Notes”) pursuant to an indenture, dated as of July 6, 2020 (the “2025 Secured Indenture”), by and between Merger Sub and U.S. Bank National Association, as trustee, and as collateral agent, (ii) $1.8 billion aggregate principal amount of 8.125% Senior Notes due 2027 (the “2027 Senior Notes” and, together with the 2025 Secured Notes, the “New Notes”), pursuant to an indenture, dated as of July 6, 2020 (the “2027 Senior Indenture” and, together with the 2025 Secured Indenture, the “New Indentures”), by and between Merger Sub and U.S. Bank National Association, as trustee, and (iii) $1.0 billion aggregate principal amount of 5.750% Senior Secured Notes due 2025 (the “CRC Secured Notes”) pursuant to an indenture, dated as of July 6, 2020 (the “CRC Indenture”), by and among Merger Sub, U.S. Bank National Association, as trustee, and Credit Suisse AG, Cayman Islands Branch, as collateral agent.

On July 20, 2020, in connection with the consummation of the Merger, New Caesars, Merger Sub, U.S. Bank National Association, as trustee and as collateral agent, as applicable, and certain subsidiaries of New Caesars (including the Company and certain of its subsidiaries) (the “New Notes Guarantors”) entered into supplemental indentures to the New Indentures (collectively, the “New Supplemental Indentures”), pursuant to which (i) New Caesars assumed the obligations of Merger Sub under the New Notes and the New Indentures and (ii) each of the New Notes Guarantors agreed to become a guarantor of New Caesars’ obligations under the New Notes and the New Indentures. In addition, on July 20, 2020, in connection with the consummation of the Merger, Caesars Resort Collection, LLC (“CRC”), CRC Finco, Inc. (“Finco”), Merger Sub, U.S. Bank National Association, as trustee, Credit Suisse AG, Cayman Islands Branch, as collateral agent, and certain subsidiaries of CRC and Finco (the “CRC Notes Guarantors”) entered into a supplemental indenture to the CRC Indenture (the “CRC Supplemental Indenture”), pursuant to which (i) CRC and Finco jointly and severally assumed the obligations of Merger Sub under the CRC Notes and the CRC Indenture and (ii) each of the CRC Notes Guarantors agreed to become a guarantor of CRC’s and Finco’s obligations under the CRC Notes and the CRC Indentures.

The foregoing descriptions of the New Supplemental Indentures, the CRC Supplemental Indenture and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full texts of the New Supplemental Indentures, which are filed as Exhibits 4.2 and 4.3 hereto, and the CRC Supplemental Indenture, which is filed as Exhibit 4.4 hereto, and which are each incorporated herein by reference.

Senior Credit Facilities

On July 20, 2020, in connection with the consummation of the Merger, (a) New Caesars entered into (i) a new credit agreement (the “ERI New Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as collateral agent, and certain banks and other financial institutions and lenders party thereto, which provides for a five-year senior secured revolving credit facility in an aggregate principal amount of $1.0 billion (the “ERI Revolving Credit Facility”) and (ii) an incremental agreement, whereby certain lenders party thereto have agreed to provide additional revolving credit facility commitments under the ERI Revolving Credit Facility in an aggregate principal amount equal to $185 million (the “ERI Incremental Revolving Credit Facility”), and (b) CRC entered into (i) an incremental agreement, whereby it will incur a five-year incremental senior secured term loan facility (the “CRC Incremental Term Loan”) under its existing credit agreement, dated as of December 22, 2017, by and among CRC, the other borrowers party thereto from time to time, the several banks and other financial institutions and lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (as amended from time to time, the “Existing CRC Credit Agreement”) in an aggregate principal amount of $1.8 billion (the “CRC Incremental Term Loan Facility”) and (ii) an incremental agreement, whereby certain lenders party thereto have agreed to, among other things, provide additional revolving credit facility commitments under the Existing CRC Credit Agreement in an aggregate principal amount equal to $25 million having the same terms as CRC’s existing revolving credit facility (the “CRC Incremental Revolving Credit Facility” and, together with the ERI Revolving Credit Facility, ERI Incremental Revolving Credit Facility and CRC Incremental Term Loan Facility, the “Senior Credit Facilities”, and the incremental agreements described in clauses (a)(ii), (b)(i) and (b)(ii), the “Incremental Agreements”).

The borrowings under the ERI New Credit Agreement will be guaranteed by the material, domestic wholly-owned subsidiaries of New Caesars (subject to exceptions, which exceptions include CRC and its subsidiaries), and will be secured by a pledge (and, with respect to real property, mortgage) of substantially all of the existing and future property and assets of New Caesars and the guarantors (subject to exceptions), including a pledge of the capital stock of the domestic subsidiaries held by New Caesars and the guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by New Caesars and the guarantors, in each case subject to exceptions.

The CRC Incremental Term Loan matures in 2025 and will be subject to amortization in equal quarterly installments of 1.0% per year. Borrowings under the CRC Incremental Term Loan bear interest at a rate equal to, at CRC’s option, either (a) LIBOR determined by reference to the costs of funds for eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (or a successor or replacement thereof) or (b) a base rate determined by reference to the greatest of (i) the federal funds rate, plus 0.50%, (ii) the prime rate as determined by the administrative agent under the CRC Incremental Term Loan and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin equal to 4.50% per annum in the case of any LIBOR loan and 3.50% per annum in the case of any base rate loan. The CRC Incremental Term Loan will be incurred pursuant to an incremental assumption agreement under the Existing CRC Credit Agreement and will be subject to the representations, warranties, covenants, prepayments and events of default under the Existing CRC Credit Agreement.

The foregoing description of the Senior Credit Facilities does not purport to be complete and is qualified in its entirety by reference to each of the Incremental Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and which are each incorporated herein by reference.

A portion of the proceeds from the Senior Credit Facilities, the New Notes, the CRC Secured Notes, the transactions contemplated by the Master Transaction Agreement, dated as of June 24, 2019, by and between New Caesars and VICI Properties Inc., a Maryland corporation (together, as applicable, with its subsidiaries, “VICI”) (the “Master Transaction Agreement”), and by the VICI Purchase Agreements (as defined below) and cash on hand of New Caesars, the Company and their subsidiaries were used to (a) finance the Aggregate Cash Amount (as defined in the Merger Agreement), (b) prepay in full the loans outstanding and terminate all commitments under the Credit Agreement, dated as of April 17, 2017, by and among New Caesars, the several banks and other financial institutions and lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, (c) satisfy and discharge New Caesars’ 7.00% Senior Notes due 2023, 6.00% Senior Notes due 2025 and 6.00% Senior Notes due 2026, (d) repay approximately $975 million of the outstanding revolving borrowings under the senior secured revolving credit facility under the Existing CRC Credit Agreement, plus accrued and unpaid interest thereon, (e) repay in full the loans outstanding and terminate all commitments under the Credit Agreement, dated as of October 6, 2017 (as amended from time to time, the “CEOC LLC Credit Agreement”), by and among CEOC, LLC, a Delaware limited liability company and subsidiary of the Company (“CEOC”), the several banks and other financial institutions and lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and (f) pay fees and expenses related to the foregoing. The remaining proceeds will be used to repurchase any Convertible Notes that are tendered pursuant to the fundamental change offer required to be made as a result of the Merger and any cash payable upon conversion of the Convertible Notes and for general corporate purposes.

VICI Transactions

On July 20, 2020, in connection with the consummation of the Merger and the transactions contemplated by the Master Transaction Agreement, New Caesars or its applicable subsidiaries (after giving effect to the Merger): (i) consummated sale and leaseback transactions with certain subsidiaries of VICI with respect to the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center in accordance with the terms of a series of purchase and sale agreements relating to the sales of the land and real estate assets associated with such gaming facilities to VICI (collectively, the “VICI Purchase Agreements”) and the leases described in clause (ii)(b) below; (ii)(a) received a one-time payment from VICI of approximately $1.38 billion (net of certain expenses) and amended that certain Lease (CPLV), dated as of October 6, 2017 (as amended, the “CPLV Lease”), pursuant to which subsidiaries of the Company that, following the Merger, are also subsidiaries of New Caesars, as tenant, lease land and improvements constituting the Caesars Palace Las Vegas property, to, among other things, (1) add the land and improvements constituting the Harrah’s Las Vegas property to the leased premises thereunder, (2) add the rent payable with respect to Harrah’s Las Vegas under such existing stand-alone lease to the CPLV Lease and further increase the annual rent payable with respect to Harrah’s Las Vegas by approximately $15.0 million, (3) increase the annual rent with respect to Caesars Palace Las Vegas by approximately $83.5 million, (4) extend the term of the CPLV Lease so that following the amendment of the CPLV Lease there will be 15 years remaining until the expiration of the initial term and (5) remove certain rent coverage floors, which coverage floors served to reduce the rent escalators under the CPLV Lease in certain circumstances, (b) amended that certain Lease (Non-CPLV), dated as of October 6, 2017 (as amended, the “Non-CPLV Lease”), pursuant to which subsidiaries of the Company that, following the Merger, are also subsidiaries of New Caesars, as tenant, lease or sublease, as applicable, certain real property located in the United States from subsidiaries of VICI, as landlord, to, among other things, (1) add Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center to the leased premises thereunder, (2) increase the annual rent thereunder by $154.0 million in the aggregate, (3) extend the term of the Non-CPLV Lease so that following the amendment of the Non-CPLV Lease there will be 15 years remaining until the expiration of the initial term and (4) remove certain rent coverage floors, which coverage floors served to reduce the rent escalators under the Non-CPLV Lease in certain circumstances, (c) amended that certain Lease (Joliet), dated as of October 6, 2017 (as amended, the “Joliet Lease”), pursuant to which a subsidiary of the Company that, following the Merger, is also a subsidiary of New Caesars, as tenant, leases the land and improvements constituting the Harrah’s Joliet casino in Joliet, Illinois from a subsidiary of VICI, as landlord, to, among other things, (1) extend the term of the Joliet Lease so that following the amendment of the Joliet Lease there will be 15 years remaining until the expiration of the initial term and (2) remove certain rent coverage floors, which coverage floors served to reduce the rent escalators under the Joliet Lease in certain circumstances, and (d) terminated that certain Amended and Restated Lease, dated as of December 22, 2017 (as amended, the “HLV Lease”), pursuant to which a subsidiary of the Company that, following the Merger, is also a subsidiary of New Caesars, as tenant, leased the land and improvements constituting Harrah’s Las Vegas from an affiliate of VICI, as landlord; (iii) provided new guaranties (the “Guaranties of Lease Agreements”) with respect to each of the leases described in clauses (ii)(a), (b) and (c) (collectively, the “VICI Leases”) in accordance with the terms of the Master Transaction Agreement; (iv) entered into certain right of first refusal agreements that, subject to certain conditions, require New Caesars to provide VICI with the opportunity to (a) purchase or purchase and lease back to New Caesars the property known as the Horseshoe Baltimore Maryland Casino and (b) purchase or purchase and lease back to New Caesars up to two of the properties known as Flamingo Las Vegas, Paris Las Vegas, Planet Hollywood, Bally’s Las Vegas and The Linq, in each case, prior to New Caesars or its applicable affiliate selling or selling and leasing back its interests in such properties to another party; (v) entered into a put-call agreement pursuant to which CRC may require VICI or its applicable affiliate to purchase and lease back (as lessor) to New Caesars or its applicable affiliate(s) the real estate components of the gaming and racetrack facilities known as “Hoosier Park” and “Indiana Grand” and VICI or its applicable affiliate may require CRC to sell to VICI or its affiliate(s) and lease back (as lessee) the real estate components of such gaming and racetrack facilities (the “Centaur Put-Call Agreement”); (vi) entered into a guaranty of the put-call agreement described in clause (v); (vii) amended that certain Golf Course Use Agreement, dated as of October 6, 2017 (as amended, the “Golf Course Use Agreement”), to, among other things, extend the term thereof so that following the amendment of the Golf Course Use Agreement there will be 15 years remaining until the expiration of the initial term; (viii) terminated (a) those certain management and lease support agreements associated with the VICI Leases (collectively, the “MLSAs”), pursuant to which subsidiaries of the Company that, following the Merger, are also subsidiaries of New Caesars managed the land and improvements subject to the VICI Leases and the Company provided guarantees in respect of certain obligations of the tenants under the VICI Leases, and (b) that certain Second Amended and Restated Right of First Refusal Agreement, dated as of December 26, 2018, between the Company and VICI, pursuant to which the Company granted to VICI a right of first refusal to purchase certain real estate in certain circumstances and VICI granted to the Company a right of first refusal to lease and manage certain real estate in certain circumstances; (ix) amended and restated that certain Put-Call Right Agreement, dated as of December 22, 2017 (as amended and restated, the “Convention Center Put-Call Agreement”), with respect to the Caesars Forum Convention Center, to provide for, among other things, a put right in favor of a subsidiary of the Company that, following the Merger, is also a subsidiary of New Caesars, and a call right in favor of a subsidiary of VICI, which, if exercised during the applicable time period with respect thereto and subject to the terms and conditions of such put-call agreement, would result in the sale by the applicable subsidiary of the Company to a subsidiary of VICI, and the concurrent leaseback, of the Caesars Forum Convention Center; and (x) undertook certain related transactions in connection with or related to the foregoing. Pursuant to the terms of the guarantees described in clause (iii) of the immediately preceding sentence, until the earlier of October 6, 2023 and New Caesars’ satisfaction of certain financial ratios (as more particularly described in such guarantees), if New Caesars’ market capitalization is less than $5.5 billion, then subject to certain exceptions, New Caesars’ ability to declare or pay dividends to its shareholders will be capped at $200 million in any fiscal year and its ability to purchase or otherwise acquire or retire for value New Caesars’ shares of capital stock will be capped at $500 million in any fiscal year.

The foregoing descriptions of the VICI Leases, the Guaranties of Lease Agreements, the Golf Course Use Agreement, the Convention Center Put-Call Agreement and the Centaur Put-Call Agreement do not purport to be complete and are qualified in their entirety by reference to each of the VICI Leases, the Guaranties of Lease Agreements, the Golf Course Use Agreement, the Convention Center Put-Call Agreement and the Centaur Put-Call Agreement, which are filed as Exhibits 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 hereto and which are each incorporated herein by reference.

Third Amended and Restated Omnibus License and Enterprise Services Agreement

On December 26, 2018, Caesars Enterprise Services, LLC (“CES”), CEOC, CRC, Caesars License Company, LLC (“CLC”) and Caesars World LLC (“CW” and together with CES, CEOC, CRC and CLC, collectively, the “Omnibus Agreement Parties”) entered into that certain Third Amended and Restated Omnibus License and Enterprise Services Agreement (the “Original Amended Omnibus Agreement”). The Original Amended Omnibus Agreement (i) amended and restated that certain Second Amended and Restated Omnibus License and Enterprise Services Agreement, dated as of October 6, 2017, (ii) reflects the ownership of system-wide intellectual property by CES and its subsidiary, CLC, and ownership of property-specific intellectual property by each of CEOC and CRC and their respective subsidiaries and (iii) provides for (a) the licensing of system-wide intellectual property to each of CEOC and CRC and their respective subsidiaries in connection with properties that they own, operate or manage, for so long as any such property is the subject of a property management agreement with an affiliate of the Company, (b) the licensing of property-specific intellectual property from each of CEOC and CRC and their respective subsidiaries to CES for use in connection with system-wide services and the performance of services by CES, (c) the licensing of certain specific intellectual property for use in connection with properties owned by CRC or any of its subsidiaries, (d) the perpetual licensing of the Bally’s and Harrah’s trademarks in connection with Bally’s Las Vegas and Harrah’s New Orleans, (e) the perpetual licensing of certain system-wide intellectual property that is used primarily at properties managed by Caesars Growth Properties Holdings, LLC and (f) the licensing of the “Caesars” trademark as part of the corporate name of each of CEOC and CRC and their respective subsidiaries. The Original Amended Omnibus Agreement further provides for the provision of centralized services by CES.

On July 20, 2020, in connection with the consummation of the Merger, the Omnibus Agreement Parties entered into that certain First Amendment to Third Amended and Restated Omnibus License and Enterprise Services Agreement (the “Omnibus Agreement Amendment”; the Original Amended Omnibus Agreement, as amended by the Omnibus Agreement Amendment and as may be further amended, amended and restated or otherwise modified from time to time, collectively, the “Omnibus Agreement”). The Omnibus Agreement Amendment (i) amends the Original Amended Omnibus Agreement to reflect the agreement of VICI to relinquish the third party beneficiary and other rights that VICI and its affiliates had under the Omnibus Agreement and to reflect the elimination of third party beneficiary rights of certain former secured lenders of CEOC and (ii) is acknowledged and consented to by VICI for itself and its affiliates.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.13 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of CEOC LLC Credit Agreement

On July 20, 2020, the outstanding loans under the CEOC LLC Credit Agreement were paid in full (together with accrued and unpaid interest thereon and fees and expenses due and payable under the CEOC LLC Credit Agreement), the commitments to extend credit under the CEOC LLC Credit Agreement were terminated, and all guarantees and security interests granted with respect to the obligations under the CEOC LLC Credit Agreement and the related documents were released. The CEOC LLC Credit Agreement provided for a senior secured revolving credit facility, including a sub-facility for letters of credit, and a senior secured term loan facility. Immediately prior to the termination of the CEOC LLC Credit Agreement, there were approximately $161.40 million in revolving loans and $1.22 billion in term loans outstanding thereunder.

Termination of Certain Agreements in Connection with VICI Transactions

On July 20, 2020, in connection with the consummation of the Merger and the transactions contemplated by the Master Transaction Agreement, New Caesars or its applicable subsidiaries (after giving effect to the Merger) terminated: (i) the HLV Lease; (ii) that certain Guaranty, dated as of December 22, 2017, made by CRC in favor of VICI, pursuant to which CRC provided a guarantee in respect of certain obligations of the tenant under the HLV Lease; (iii) the MLSAs; (iv) that certain Indemnity Agreement, Power of Attorney and Related Covenants (CPLV), dated as of October 6, 2017, as amended by that certain First Amendment to Indemnity Agreement, Power of Attorney and Related Covenants (CPLV), dated as of December 26, 2018, pursuant to which the Company agreed to indemnify certain parties and perform certain covenants related to the CPLV Lease; (v) that certain Indemnity Agreement, Power of Attorney and Related Covenants (Non-CPLV) dated as of October 6, 2017, as amended by that certain First Amendment to Indemnity Agreement, Power of Attorney and Related Covenants (Non-CPLV) dated as of December 26, 2018, pursuant to which the Company agreed to indemnify certain parties and perform certain covenants related to the Non-CPLV Lease; (vi) that certain Indemnity Agreement, Power of Attorney and Related Covenants (Joliet) dated as of October 6, 2017, as amended by that certain First Amendment to Indemnity Agreement, Power of Attorney and Related Covenants (Joliet) dated as of December 26, 2018, pursuant to which the Company agreed to indemnify certain parties and perform certain covenants related to the Joliet Lease; (vii) that certain Board Observer Agreement, dated as of October 6, 2017, pursuant to which CEOC granted VICI certain rights to observe the board of CEOC; and (viii) that certain Transition of Management Services Agreement (CPLV), dated as of October 6, 2017, as amended by that certain First Amendment to Transition of Management Services Agreement (CPLV), dated as of December 26, 2018, pursuant to which subsidiaries of the Company that, following the Merger, are also subsidiaries of New Caesars, agreed to provide certain transitionary management services with respect to the land and improvements subject to the CPLV Lease in certain circumstances.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, each share of Former Caesars Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Former Caesars Common Stock issued and outstanding immediately prior to the Effective Time that were (x) owned or held in treasury by the Company or owned by New Caesars, any of its subsidiaries or Merger Sub or (y) held by a holder of record who did not vote in favor of the adoption of the Merger Agreement and is entitled pursuant to, and who has complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive, at the election of the holder thereof and subject to the proration procedures described in the Merger Agreement, approximately $12.41 in cash (the “Cash Election Consideration”) or approximately 0.3085 shares of New Caesars Common Stock with a value equal to approximately $12.41 (based on the volume weighted average price per share of New Caesars Common Stock for the 10 trading days ending on July 16, 2020) (the “Stock Election Consideration”).

Holders of 271,242,689 shares of Former Caesars Common Stock (including shares tendered via notices of guaranteed delivery) elected to receive the Stock Election Consideration (“Stock Election Shares”), holders of 382,608,319 shares of Former Caesars Common Stock (including shares tendered via notices of guaranteed delivery) elected to receive the Cash Election Consideration (“Cash Election Shares”), and holders of the remaining shares of Former Caesars Common Stock did not make any election (“No Election Shares”). An aggregate of 9,905,093 Stock Election Shares tendered via notices of guaranteed delivery were not tendered by the expiration of the period for delivery of shares tendered via notices for guaranteed delivery and, as such, were treated as No Election Shares. As a result of such elections and in accordance with the proration procedures described in the Merger Agreement, (a) each holder of Cash Election Shares or No Election Shares became entitled to receive the Cash Election Consideration with respect to such holder’s Cash Election Shares or No Election Shares, as applicable, and (b) each holder of Stock Election Shares became entitled to receive the Stock Election Consideration with respect to approximately 77.237062% of such holder’s Stock Election Shares and the Cash Election Consideration with respect to the remaining approximately 22.762938% of such holder’s Stock Election Shares (collectively, the “Merger Consideration”). No fractional shares of New Caesars Common Stock will be issued, and holders of shares of Former Caesars Common Stock will receive cash in lieu of any fractional shares of New Caesars Common Stock.

Pursuant to the Merger Agreement, at the Effective Time, (i) each performance stock unit of the Company that was eligible to vest based on the Company’s level of EBITDA or adjusted EBITDA, as measured over the applicable performance period, that was outstanding as of immediately prior to the Effective Time was cancelled (based on target or actual level of performance, as applicable) and converted into the right to receive the Cash Election Consideration, (ii) each option to acquire Former Caesars Common Stock that was fully vested and “in the money” as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash equal to the product of the number of “net shares” of Former Caesars Common Stock applicable to such option and the Cash Election Consideration (after taking into account the applicable exercise price per share), (iii) each option to acquire Former Caesars Common Stock outstanding as of immediately prior to the Effective Time that was not cancelled was converted into an option to purchase New Caesars Common Stock on the same terms and conditions as were applicable to such option immediately prior to the Effective Time (subject to adjustments based on the value of the aggregate Merger Consideration), (iv) each restricted stock unit of the Company that was eligible to vest based solely on the passage of time that was outstanding as of immediately prior to the Effective Time was converted into a New Caesars time-based restricted stock unit based on the value of the aggregate Merger Consideration and remains subject to the same terms and conditions as were applicable thereto as of immediately prior to the Effective Time and (v) each performance stock unit of the Company that was eligible to vest in respect of performance conditions that were based on stock or market price that was outstanding as of immediately prior to the Effective Time was converted into a New Caesars market-based performance stock unit based on the value of the aggregate Merger Consideration and remains subject to the same terms and conditions as were applicable thereto as of immediately prior to the Effective Time.

Based on the closing price of $38.00 per share of New Caesars Common Stock reported on NASDAQ on July 17, 2020, the implied value of the aggregate Merger Consideration paid to former holders of shares of Former Caesars Common Stock in connection with the Merger was approximately $8.46 billion, including approximately $2.37 billion in New Caesars Common Stock and approximately $6.09 billion in cash.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. The Merger Agreement (including Amendment No. 1 thereto) is filed as Exhibits 2.1 and 2.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified NASDAQ that the Merger had been consummated and requested that the trading of shares of Former Caesars Common Stock on NASDAQ be suspended and that the listing of shares of Former Caesars Common Stock on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of shares of Former Caesars Common Stock from NASDAQ and to deregister shares of Former Caesars Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to request the termination of the registration of Former Caesars Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of New Caesars.

The information set forth in the Introductory Note and Items 1.01, 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, at the Effective Time, all members of the board of directors of the Company (the “Board”) as of immediately prior to the Effective Time ceased serving as members of the Board and were replaced by Thomas R. Reeg and Anthony Carano.

In addition, in connection with the consummation of the Merger, at the Effective Time, all executive officers of the Company as of immediately prior to the Effective Time ceased serving as executive officers of the Company and Thomas R. Reeg became Chief Executive Officer, Bret D. Yunker became Chief Financial Officer and Treasurer, Anthony L. Carano became President and Chief Operating Officer and Edmund L. Quatmann, Jr. became Executive Vice President, Chief Legal Officer and Secretary.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, including, among other things, to change the Company’s name from “Caesars Entertainment Corporation” to “Caesars Holdings, Inc.” Copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01	Other Events.

As a result of the consummation of the Merger, the Company’s 2020 Annual Meeting of Shareholders, originally scheduled for July 24, 2020, will not be held.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 24, 2019, by and among Caesars Entertainment Corporation (now known as Caesars Holdings, Inc.), Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.) and Colt Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Caesars Entertainment Corporation (now known as Caesars Holdings, Inc.) on June 25, 2019).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 15, 2019, by and among Caesars Entertainment Corporation (now known as Caesars Holdings, Inc.), Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.) and Colt Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Caesars Entertainment Corporation (now known as Caesars Holdings, Inc.) on August 16, 2019).

3.1	Amended and Restated Certificate of Incorporation of Caesars Holdings, Inc.

3.2	Amended and Restated Bylaws of Caesars Holdings, Inc.

4.1	Second Supplemental Indenture, dated as of July 20, 2020, by and among Caesars Entertainment Corporation (now known as Caesars Holdings, Inc.), Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.) and Delaware Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

4.2	Supplemental Indenture, dated as of July 20, 2020, to Indenture (2025 Secured Notes), dated as of July 6, 2020, by and among Colt Merger Sub, Inc., Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.), the subsidiary guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

4.3	Supplemental Indenture, dated as of July 20, 2020, to Indenture (2027 Senior Notes), dated as of July 6, 2020, by and among Colt Merger Sub, Inc., Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.), the subsidiary guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

4.4	Supplemental Indenture, dated as of July 20, 2020, to Indenture (CRC Secured Notes), dated as of July 6, 2020, by and among Colt Merger Sub, Inc., CRC Finco, Inc., Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, U.S. Bank National Association and Credit Suisse AG, Cayman Islands Branch (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.1	Incremental Assumption Agreement No. 1, dated as of July 20, 2020, by and among Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.), the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.2	Incremental Assumption Agreement No. 1, dated as of July 20, 2020, by and among Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.3	Incremental Assumption Agreement No. 2, dated as of July 20, 2020, by and among Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, the lender party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.4	CPLV Lease (conformed through the Second Amendment), dated as of July 20, 2020, by and among CPLV Property Owner LLC, Desert Palace LLC and CEOC, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.5†	Non-CPLV Lease (conformed through the Fifth Amendment), dated as of July 20, 2020, by and among the entities listed on Schedules A and B thereto and CEOC, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.6†	Second Amendment, dated as of July 20, 2020, to Lease (Joliet), dated as of October 7, 2017, by and between Harrah’s Joliet Landco LLC and Des Plaines Development Limited Partnership (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.7	Guaranty of Lease, dated as of July 20, 2020, by and among Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.), CPLV Property Owner LLC and Claudine Propco LLC (CPLV) (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.8	Guaranty of Lease, dated as of July 20, 2020, by and among Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.) and the entities listed on Schedule A thereto (Non-CPLV) (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.9	Guaranty of Lease, dated as of July 20, 2020, by and between Eldorado Resorts, Inc. (now known as Caesars Entertainment, Inc.) and Harrah’s Joliet Landco LLC (Joliet) (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.10	Second Amendment, dated as of July 20, 2020, to Golf Course Use Agreement, dated as of October 6, 2017, by and among Rio Secco LLC, Cascata LLC, Chariot Run LLC, Grand Bear LLC, Caesars Enterprise Services, LLC, CEOC, LLC and, solely for purposes of Section 2.1(c) thereof, Caesars License Company, LLC (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.11*	Amended and Restated Put-Call Right Agreement, dated as of July 20, 2020, by and between Claudine Propco, LLC and Eastside Convention Center, LLC (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.12*	Put-Call Right Agreement entered into as of July 20, 2020 by and between Centaur Propco LLC and Caesars Resort Collection LLC (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed by Caesars Entertainment, Inc. on July 21, 2020).

10.13	First Amendment to Third Amended and Restated Omnibus License and Enterprise Services Agreement, dated as of July 20, 2020, by and among Caesars Enterprise Services, LLC, CEOC, LLC, Caesars Resort Collection LLC, Caesars License Company, LLC and Caesars World LLC (including as Exhibit A thereto a conformed copy of the Third Amended and Restated Omnibus License and Enterprise Services Agreement, dated as of December 26, 2018, as amended).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

†

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) could be competitively harmful if publicly disclosed. The Company will furnish supplementally an unredacted copy of such exhibit to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS HOLDINGS, INC.

Date: July 21, 2020	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Executive Vice President, Chief Legal Officer and Secretary